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                                                                  Exhibit 10.18

                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------

$1,000,000
October 30, 1996

         Discas, Inc., a Delaware corporation ("Discas") and Christie Products, Inc. ("CPI") ("Discas" and "CPI" being hereinafter collectively referred to as the "Company"), for value received, hereby promise to pay to Christie Enterprises, Inc. having an address at 80 Market Street, Kenilworth, New Jersey 07033, or permitted assigns (the "Payee" or "Holder") the principal amount of One Million Dollars ($1,000,000) and accrued interest thereon as hereinafter provided.

         1. PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT.

            No interest shall accrue on this Note from the date hereof through and including April 30, 1997. Thereafter, interest on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of one percent per annum over the prime rate charged from time to time by Citibank N.A. (the "Stated Interest Rate") as of April 30, 1997 and as adjusted on the last day of each 6-month period thereafter, said interest payable to the Payee monthly commencing June 1, 1997 and for each of the six consecutive calendar months thereafter, followed by sixty monthly consecutive level payments of principal and together with interest, with the final maturity of this Note on April 30, 2002.

            Assuming no prepayments by the Company pursuant to Section 10 hereof, the first six payments hereunder shall be $____________ each, and the next sixty payments hereunder shall be $___________ each. If any installment of principal or interest on this Note is not paid within thirty (30) days of the applicable Payment Date, all amounts remaining owing under this Note shall bear interest at the rate of 2% over the otherwise applicable stated Interest Rate, to the extent that payment of such interest on overdue amounts is enforceable under applicable law, until all such arrearages have been cured by the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check sent to the Holder's above address or to such other address as Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon except that the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of any transferee.

         2. CONVERSION.

            2.1 Conversion. Subject to adjustment as set forth herein, the Holder hereof shall convert not less than 50% and, in addition thereto, may convert any portion or all of the remaining 50% (unless the Company shall give notice of a partial prepayment pursuant to Section 10 hereof, in which case Holder shall be entitled to convert such lesser amount of principal proposed to be prepaid), of the outstanding principal amount of this Note into shares of Discas' Common Stock at

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any time prior to payment by the Company. The number of shares into which this
Note are converted shall be determined by dividing the aggregate outstanding principal amount of the Note by 125% of the initial public offering price per share of Common Stock of Discas, provided, that if Discas has not completed an initial public offering of its Common Stock by October 1, 1997, then the conversion price shall be the greater of $6.00 per share or 125% of the then fair market value of the Common Stock of Discas on a per share basis. Upon issuance of such shares in accordance with the terms hereof, such shares will be fully paid and nonassessable, and the corresponding principal amount of this Note shall be deemed paid.

            2.2 Method Of Conversion. The exercise of the conversion right hereunder shall be effected by notice thereof to Discas and, in the event of a conversion of the then remaining principal balance of this Note, by the surrender of the Note, together with a duly executed copy of the form of subscription attached hereto, to Discas at its principal office.

            2.3 Delivery Of Stock Certificates; Fractional Shares. As promptly as practicable after the conversion of this Note, Discas at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion of the Note. In lieu of any fractional share to which Holder would otherwise be entitled, Discas shall make a cash payment equal to the then fair market value of such fractional share. All accrued but unpaid interest shall be paid in cash through the date of conversion.

         3. CERTAIN ADJUSTMENTS.

            3.1 Adjustments Of Number Of Conversion Shares. The initial number of shares of Common Stock issuable upon conversion of this Note shall be subject to adjustment from time to time if, after the date hereof, Discas should effect a split or subdivision of the outstanding shares of its Common Stock or pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock, or decrease the number of its shares of Common Stock outstanding by a combination of its outstanding shares of Common Stock. In any such case, the number of shares of Common Stock issuable upon the conversion of this Note outstanding immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive immediately following any of the events described above had the Note been converted immediately prior to any such event.

            3.2 Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a combination, reclassification, exchange or subdivision of Common Stock otherwise provided for herein), or a merger or consolidation of Discas with or into another corporation in which Discas is not the surviving corporation, or the sale of Discas' properties and assets as, or substantially as, an entirety to any other person, then, as part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note, during the period specified in this Note, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Common Stock deliverable upon conversion of this Note would have been entitled under the

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provisions of the agreement in such reorganization, merger, consolidation or sale if this Note had been converted immediately before that reorganization, merger, consolidation or sale.

            3.3 Reclassification. If Discas at any time shall by subdivision, combination or reclassification of securities or otherwise, change any of the Common Stock covered hereby into the same or a different number of securities of any other class or classes, this Note shall thereafter be convertible into such number and kind of securities as would have been issuable as a result of such change with respect to such Common Stock immediately prior to such subdivision, combination, reclassification or other change.

         4. CERTIFICATE AS TO ADJUSTMENT.

            In case of each adjustment or readjustment of the conversion price pursuant to Section 3, Discas will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the Holder. Discas will, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth:

            (i)      Such adjustments and readjustments.

            (ii)     The conversion price at the time in effect.

            (iii) The number of shares of Common Stock and the amount, if any, of other property at the time receivable upon conversion of the Note.

         5. RESERVATION OF COMMON STOCK.

            Discas shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Note, in addition to such other remedies as shall be available to the Holder, Discas will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         6. PRIVILEGES OF STOCK OWNERSHIP.

            Prior to the conversion of this Note, the Holder shall not be entitled to any rights of a stockholder of Discas, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of Discas, except as required by law.

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         7. INVESTMENT REPRESENTATIONS.  Holder represents that:

            7.1 Purchase For Own Account. The shares of Common Stock to be received upon conversion of this Note (the "Securities") are being acquired for its own account, not as a nominee or agent and not with a view to resale or distribution of any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing the same; PROVIDED, HOWEVER, Christie Enterprises, Inc. may distribute this Note to its Shareholders in the event of its liquidation. Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to the Securities.

            7.2 Restricted Securities. Holder understands that the Securities may be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Discas in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect and understands the resale limitations imposed thereby and by the Act.

            7.3 Legends. Holder understands the instruments evidencing the Securities may bear one or all of the following legends:

               (i) "These Securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the Securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (ii) Any legend required by applicable state law.

         8. EVENTS OF DEFAULT.

            It shall be an Event of Default with respect to this Note upon the occurrence and continuation uncured of any of the following events:

            (a) a default in the payment of the principal or interest on this Note, when and as the same shall become due and payable, either by the terms hereof or upon acceleration or otherwise and said default continues uncured for a period of fifteen (15) days; or

            (b) default in the performance, or breach, of any covenant of the Company in this Note (other than a covenant or a default which is elsewhere herein specifically dealt with as Event of Default), or a default by CPI in payment of its $500,000 Note of even date herewith to Textron Financial Corporation, and continuance of such default or breach uncured for a period of thirty (30) days following written notice thereof to the Company by the Holder, unless such breach or default

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is of a nature such that it cannot reasonably be cured within such thirty day period, so long as the Company has commenced a cure of such breach or default within such thirty day period and continues to diligently pursue such cure to completion; or

            (c) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

            (d) A Senior Default (as hereinafter defined) has occurred and the Bank as hereinafter defined) has accelerated the Senior Debt (as hereinafter defined).

         9. REMEDIES UPON DEFAULT.

            9.1 Acceleration. Upon each occurrence of an Event of Default and at any time during the continuation thereof (unless the principal of this Note shall already have become and be due and payable), the Holder, by notice in writing given to the Company, may declare the principal of the Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding, provided further, that upon the occurrence of any event of default under Section 3(c) hereof, such acceleration shall occur automatically without any action on the part of Holder.

            9.2 Proceedings and Actions. During the continuation of any one or more Events of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims, plus reasonable expenses of collection, including attorneys' fees.

        10. PREPAYMENT.

            There shall be no right of Prepayment during the first one hundred twenty (120) days after the issuance of this Convertible Promissory Note; thereafter subject to the provisions of Section 2, this Note may be prepaid in whole or in part at any time upon twenty (20) days' notice at the option of the Company, provided that such prepayment is accompanied by accrued interest to the

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prepayment date. In the case of partial prepayment, the amount and other details thereof shall be noted on this Note. Upon giving notice of prepayment, the maturity date of that portion of the principal proposed to be prepaid shall be deemed to be the prepayment date specified in the notice, and it shall be an Event of Default under Section 3 (and without need for any notice of default from Holder) if payment is not in fact made on or before such date.

        11. SUBORDINATION.

            Notwithstanding anything to the contrary set forth herein, any other documents between the Holder and the Company, or under applicable law, all of Discas' obligations and liabilities (including, without limitation, principal, interest and any costs and fees) under this Note (the "Subordinated Debt") are and shall be subject and subordinate to the Senior Debt. "Senior Debt" means collectively any loans, accommodations, or extensions of credit now or hereafter made, granted or extended by Bank of Boston Connecticut, its affiliates or successors (the "Bank") or which the Bank is or will become obligated to make, grant or extend to or for the account of Discas and/or its affiliate, Discas Recycled Products Corporation (collectively, "Borrowers" and separately "Borrower"), including principal of, and interest (including interest subsequent to the commencement of a Bankruptcy Proceeding (as hereinafter defined), whether or not payable and also including capitalized interest and default interest) on any such loans, accommodations, or extensions of credit, and all other indebtedness, obligations and liabilities of either Discas to the Bank, including, without limitation, reimbursement obligations, indemnities, fees, costs of collection (including, without limitation, attorneys' fees) and other expenses or amounts payable under or with respect to any agreement between the Bank and either or both Borrowers. As used in this Paragraph 11, the words "Borrower" and "Borrowers" shall not include Christie Products, Inc.

            Unless and until all Senior Debt shall have been indefeasibly paid in full or cash equivalents, the Holder shall not receive, nor permit, directly or indirectly, by redemption, purchase, or in any other manner, any payment from Discas for or in respect of the Subordinated Debt; provided, however, that the Holder shall be entitled to receive interest payments (but not principal payments, including, without limitation, prepayments) in accordance with the terms of this Note so long as no default or state of facts which by the passage of time, the giving of notice, or both, would constitute a default (such occurrence or circumstance being a "Senior Default"), has occurred and is continuing under the Senior Loan Documents or would result from such interest payment. "Senior Loan Documents" means collectively each and every document, instrument, financing statement or agreement now or hereafter executed, delivered and, if appropriate, filed, in connection with the Senior Debt, together with any extensions, renewals and amendments thereof.

            In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of Discas, or the proceeds thereof, to any creditor or creditors of any Borrower or upon any indebtedness of any Borrower, by reason of any sale, liquidation, dissolution or other winding up of such Borrower or its business or by reason of any Bankruptcy Proceeding, then and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions set forth herein would otherwise be payable or deliverable upon or in respect of Subordinated Debt shall instead be paid over or delivered to the

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Bank on account of the Senior Debt, until all Senior Debt shall have been indefeasibly paid in full, for application on account of the Senior Debt before the Holder shall be entitled to receive any such payment or distribution or any benefit therefrom. "Bankruptcy Proceeding" means any receivership, insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against any Borrower for any relief under any bankruptcy, reorganization or insolvency law, or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension.

            The Holder hereby irrevocably authorizes and empowers (without imposing any obligation on) the Bank, after the occurrence of a Senior Default or after the commencement of any Bankruptcy Proceeding, to collect and receive every such payment or distribution described in this Section 11 and give acquittance therefor and to take all such other action (including, without limitation, making all necessary endorsements of the Holder in respect of the Subordinated Debt), in its name or the name of the Holder or otherwise, as the Bank may deem necessary or advisable for the enforcement of the subordination provisions set forth in this Section 11. Under such circumstances, the Holder shall duly and promptly take such action as may be requested at any time and from time to time by the Bank (but at no cost to the Holder) to collect the Subordinated Debt and to file appropriate proofs of claim in respect thereof and to execute and deliver such powers of attorney, assignments or other instruments as may be requested by the Bank, to enable it to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Debt.

            Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by the Holder from Discas in respect of the Subordinated Debt prior to the indefeasible payment in full of the Senior Debt, the Holder will forthwith deliver the same to the Bank for the account of the Senior Debt in precisely the form received (except for the endorsement or the assignment of such by the Holder where necessary) and, until so delivered, the same shall be held in trust by Holder as the property of the Bank.

            Any present or future liens guaranteed by Discas securing payment of the Subordinated Debt shall at all times be and remain subordinate, junior and subject to the liens securing Senior Debt, regardless of the order or time as of which any such liens attach to any or all of the collateral therefor, the order or time of Uniform Commercial Code or any other filings or recordings, the order or time of granting of any liens or the physical possession of any of such collateral. The Holder acknowledges that the Bank possesses a first priority lien on all of the tangible and intangible real and personal properties of the Discas. The Bank shall not be required to marshal any assets.

            The terms of subordination set forth in this Section 11 shall not be affected by (a) any failure to receive any and all notices of renewal, extension or accrual of the Senior Debt; (b) the fact that any demand for payment of any Senior Debt may be rescinded in whole or in part and any Senior Debt may be extended, modified, accelerated, compromised, sold, waived or released; (c) the fact that any Senior Loan Document may be amended, modified, supplemented or terminated in whole or in part, any credit facilities increased or decreased, and any collateral security at any time held by the Bank may be sold, exchanged, waived, surrendered or released, in each case all without

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notice to or further assent by any the Holder; (d) the fact that the Bank may exercise or refrain from exercising any right, remedy or power granted by the Bank Documents or at law, in equity or otherwise; (e) the fact that any and all collateral security and/or liens for the Senior Debt, and any rights or remedies of the Bank may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived or extended; and (f) the fact that any balance or balances of either Borrower's funds with the Bank may, from time to time, in whole or in part, be surrendered or released.

            The foregoing subordination provisions shall apply regardless of the legality, validity or enforceability of the Senior Debt or any Senior Loan Document or the legality, validity, perfection or enforceability of the liens securing such indebtedness. To the extent that the Bank receives payments on, or proceeds of collateral for, the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under the U.S. Bankruptcy Code or any other applicable law, then, to the extent of such payment or proceeds received, the indebtedness intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds have not been received by the Bank.

        12. ENFORCEMENT ACTIONS.

            The Holder shall notify the Bank (at an address from time to time furnished by the Bank) in writing, which notice shall be effective upon receipt, (a) of the occurrence of any default in Discas' obligations hereunder (in which case the Bank shall have a reasonable opportunity, but not the obligation, to cure such default), and (b) at least ten (10) business days before the Holder engages in any Enforcement. So long as no Senior Default has occurred, the Holder shall be entitled to commence and prosecute an Enforcement; provided that (a) such Enforcement arises out of the Company's failure to pay an installment of interest and principal hereunder when due; and
(b) the Holder shall suspend, for 120 days, any Enforcement after the occurrence of any Senior Default; provided further that the Holder will suspend any Enforcement for an additional 365 days, if during or after such initial 120 day period, the Bank exercises its rights under any Senior Loan Document or applicable law to effect collection of the Senior Debt and diligently pursues such action. The foregoing restriction on Enforcement shall not preclude the filing of a proof of claim and other documents necessary to establish a claim in a Bankruptcy Proceeding.

            "Enforcement" means the Holder's exercise of any of its rights and remedies hereunder or any other agreements with Discas, at law or in equity, for whatever purpose, including acceleration of the indebtedness evidenced by this Note or declaration of an Event of Default, attachment or foreclosure of a lien and seeking the appointment of a receiver, trustee or other person for a Bankruptcy Proceeding.


        13. THIRD PARTY BENEFICIARY.

            Sections 11 and 12 shall be enforceable by the Bank as a third party beneficiary and shall be effective and may not be terminated or otherwise revoked until after the Senior Debt has been fully and indefeasibly paid and the Bank has no further obligation to extend credit to the

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Company. Section 6 and 7 shall be binding on the Holder and any other person or entity from time to time holding any Subordinated Debt and their respective successors and assigns. The Holder acknowledges that the Bank is relying on Sections 6 and 7 in consenting to the Company incurring the indebtedness evidenced by this Note.

            Any provision of Sections 11 and/or 12 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. The Holder shall execute and deliver such further documents and to do such other acts and things as the Bank may reasonably request in order fully to effect the purpose of Sections 11 and 12.

        14. MISCELLANEOUS.

            14.1 Notices. All communications provided hereunder shall be in writing and, if to the Company, delivered or mailed by registered or certified mail addressed to Discas, Inc., 567-1 S. Leonard Street Waterbury, Connecticut, 06708, Attention: Patrick A. DePaolo, Sr., President, or if to the Holder at the address shown for the Holder at the beginning of this Note.

            14.2 Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Connecticut, without giving effect to conflict of laws principles.

            14.3 Waivers. The Company hereby waives presentment, demand, protest, notice of protest, dishonor and any other notice or action otherwise required to be taken or given in connection with the enforcement of this Note by Holder.

         IN WITNESS WHEREOF, Discas, Inc. and Christie Products, Inc. has caused this Note to be executed in its corporate name by its President and to be dated the day and year first above written.

CHRISTIE PRODUCTS, INC.                     DISCAS, INC.


By /s/ Patrick A. DePaolo, Sr.              By /s/ Patrick A. DePaolo, Sr.
   ---------------------------                 ---------------------------
   Patrick A. DePaolo, Sr.                     Patrick A. DePaolo, Sr.
   Its President                               Its President

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